UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 18, 2020

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On Deck Capital, Inc. (the "Company") has now obtained COVID-related amendments to all four of its warehouse debt facilities with outstanding balances, which have been publicly filed. The two most recent amendments are described below. The other two were previously reported.

ODAF II Facility Amendment

On May 19, 2020, OnDeck Asset Funding II, LLC (“ODAF II”), a wholly-owned subsidiary of the Company, amended (the “ODAF II Amendment”) its asset-backed revolving debt facility (the “ODAF II Facility”) to modify the Credit Agreement, dated as of August 8, 2018, by and among ODAF II, as Borrower, the Lenders party thereto from time to time, Ares Agent Services, L.P., as Administrative Agent and Collateral Agent, and Wells Fargo Bank, N.A, as Paying Agent. Certain capitalized terms not defined in this section of the report are used with the meanings ascribed to them in the ODAF II Facility and the ODAF II Amendment.

Pursuant to the ODAF II Amendment, from March 11, 2020 to July 22, 2020, receivables granted temporary relief in response to the COVID-19 pandemic will generally not be considered delinquent under the ODAF II Facility so long as such receivable is paying in accordance with its modified terms. The ODAF II Amendment also modifies the concentration limitations to provide, among other things, additional flexibility for certain loans impacted by COVID-19. It also provides additional flexibility with respect to certain portfolio performance test levels. Until July 22, 2020 (the “Amendment Period”), the Lenders are not obligated to make any loans to ODAF II, ODAF II is restricted from purchasing receivables from the Company (other than certain subsequent line of credit advances) and any cash remaining in the ODAF II Facility is not permitted to be distributed to the Company. As of the effective date of the ODAF II Amendment, the advance rate was reduced from its original advance rate of 87.5% to 78.8%. The advance rate is subject to further reduction on each payment date under the ODAF II Facility with a final reduction to 70% to occur no later than July 23, 2020. The ODAF II Amendment does not modify the commitment amount or interest rate of the ODAF II Facility.

The foregoing description of the ODAF II Amendment does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the ODAF II Amendment, which is filed as Exhibit 10.1 to this report and incorporated herein by reference, and (ii) the ODAF II Agreement, which was filed as Exhibit 10.30 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

ODART Facility Amendment

On May 20, 2020, OnDeck Account Receivables Trust 2013-1 LLC (“ODART”), a wholly-owned subsidiary of the Company, amended (the “ODART Amendment”) its asset-backed revolving debt facility (the “ODART Facility”) to further modify the Fifth Amended and Restated Credit Agreement, dated as of March 12, 2019, by and among ODART, as Borrower, the Lenders party thereto from time to time, Deutsche Bank AG, New York Branch, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, Documentation Agent and Lead Arranger and Deutsche Bank Trust Company Americas, as Paying Agent. Certain capitalized terms not defined in this section of the report are used with the meanings ascribed to them in the ODART Facility as amended by prior amendments thereto and the ODART Amendment.

Pursuant to the ODART Amendment, from March 11, 2020 to July 23, 2020, receivables granted temporary relief in response to the COVID-19 pandemic will generally not be considered delinquent under the ODART Facility so long as such receivable is paying in accordance with its modified terms. The ODART Amendment also modifies the concentration limitations to provide, among other things, additional flexibility for certain loans impacted by COVID-19 and, following the Amendment Period, certain additional eligibility criteria will apply to receivables impacted by COVID-19. Until the earlier of (x) July 23, 2020 or (y) such time as the Effective Advance Rate has reached 70% (the “Amendment Period”), the Lenders are not obligated to make any loans to ODART, ODART is restricted from purchasing receivables from the Company (other than certain subsequent line of credit advances) and any cash remaining in the ODART Facility is not permitted to be distributed to the Company. As of the effective date of the ODART Amendment, the advance rate was reduced from 80% to 75% and following the Amendment Period, the applicable advance rate shall be further reduced to 70%. The ODART Amendment also reduces the commitment amount from $180 million to $125 million. The interest rate of the ODART Facility was not amended.

The foregoing description of the ODART Amendment does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the ODART Amendment, which is filed as Exhibit 10.2 to this report and incorporated herein by reference, and (ii) the ODART Agreement, which was filed as Exhibit 10.12 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Corporate Revolving Debt Facility

Due to COVID-19 impacts on the Company’s overall portfolio performance, as of May 18, 2020, an Asset Performance Payout Event (Level 1) occurred within the Credit Agreement, dated January 28, 2019, among the Company, the Lenders party thereto from time to time and SunTrust Bank, as Administrative Agent and Collateral Agent (as amended, the “Corporate Facility”).  The event triggers monthly principal repayments which, if not cured or amended, would commence with a $13 million payment on June 17, 2020. Subsequent principal payments are based on a percentage of the currently outstanding balance of $105 million until the Corporate Facility matures in January 2021. The Company is in active discussions with the Corporate Facility lender group to evaluate potential options with regard to this facility.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," “targets,” "expects," "intends," "may," "allows," “plans,” "continues," "believes," "anticipates," "estimates" or similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy, the COVID-19 pandemic and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements.

Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause or contribute to such differences include risks relating to: our ability to meet the conditions of, and remain in compliance with, the terms of the ODAF II Amendment and ODART Amendment; our ability to cure or amend our Corporate Facility, cure deficiencies under our other debt facilities or obtain additional waivers or amendments to avoid the risk of default; and other risks, including those described in Part II - Item 1A. Risk Factors in our Form 10-Q for the quarter ended March 31, 2020, Part I - Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of May 19, 2020, by and among OnDeck Asset Funding II LLC, the Lenders party hereto and Ares Agent Services, L.P. as Administrative Agent for the Lenders
10.2
Amendment No. 2 to Fifth Amended and Restated Credit Agreement, dated as of May 20, 2020, by and among OnDeck Account Receivables Trust 2013-1 LLC, the Lenders party hereto and Deutsche Bank AG, New York Branch, as Administrative Agent for the Class A Revolving Lenders

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer